SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                  F O R M 8 - K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                         of the Securities Exchange Act
                                     of 1934


Date of Report (Date of earliest event reported)          February 14, 2001


                        INTEGRATED SURGICAL SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


        Delaware                       1-12471                   168-0232575
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)               File Number)            Identification No.)


    1850 Research Park Drive, Davis, California                   95616-4884
     (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code (530) 792-2600


                                      N/A
         (Former name or former address, if changed since last report.)




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Item 5. Other Events.

     On February 14, 2001, the Registrant's securities were delisted from the Nasdaq SmallCap Market for failure of its Common Stock to satisfy Nasdaq's minimum bid price requirement for continued listing. The Company's Common Stock and Warrants are now traded in the over-the-counter market and quoted on the NASD's OTC Bulletin Board under the symbols RDOC and RDOCW, respectively.

     The Company also has received and is reviewing a letter dated February 14, 2001 from EASDAQ notifying the Company that trading in its securities has been suspended pending the outcome of disciplinary proceedings against the Company for violations of EASDAQ's Continuing Requirements for Listed Financial Instruments.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               INTEGRATED SURGICAL SYSTEMS, INC.

Dated:   February 14, 2001                     By:  /s/ Ramesh C. Trivedi
         -----------------                          ----------------------------
         Davis, California                          Ramesh C. Trivedi
                                                    Chief Executive Officer
                                                    and President


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